            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                        NUMBER ON SUBSTITUTION FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER--Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.


-----------------------------------------------------------------------------------------------------------------------
FOR THIS TYPE OF ACCOUNT:       GIVE THE SOCIAL SECURITY  FOR THIS TYPE OF ACCOUNT:            GIVE THE EMPLOYER
                                NUMBER OF--                                                    IDENTIFICATION NUMBER
                                                                                               OF--
-----------------------------------------------------------------------------------------------------------------------
  1.  An individual's account   The individual                  9.   A valid trust, estate,    The legal entity (do not
                                                                     or pension                furnish the identifying
                                                                                               number of the personal
                                                                                               representativ e or
                                                                                               trustee unless the legal
                                                                                               entity itself is not
                                                                                               designated in the
                                                                                               account title)(5)

  2.  Two or more individuals   The actual owner of the        10.   Corporate account         The corporation
      (joint account)           account or, if combined
                                funds, the first
                                individual on the
                                account(1)

  3.  Husband and wife (joint   The actual owner of the        11.   Religious, charitable or  The organization
      account)                  account or, if joint                 educational organization
                                funds, either person(1)              account

  4.  Custodian account of a    The minor(2)                   12.   Partnership account held  The partnership
      minor (Uniform Gift to                                         in the name of the
      Minors Act)                                                    business

  5.  Adult and minor (joint    The adult or, if the           13.   Association, club, or     The organization
      account)                  minor is the only                    other tax-exempt
                                contributor, the                     organization
                                minor(1)

  6.  Account in the name of    The ward, minor, or            14.   A broker or registered    The broker or nominee
      guardian or committee     incompetent person(3)                nominee
      for a designated ward,
      minor or incompetent
      person

  7.  a.  A revocable savings   The grantor-trustee(1)         15.   Account with the          The public entity
          trust account (in                                          Department of
          which grantor is                                           Agriculture in the name
          also trustee)                                              of a public entity (such
                                                                     as a State or local
                                                                     government, school
                                                                     district, or prison)
                                                                     that receives
                                                                     agricultural program
                                                                     payments

      b.  Any "trust" account   The actual owner(1)
          that is not a legal
          or valid trust under
          State law

  8.  Sole proprietorship       The owner(4)
      account

------------------------------

(1) List first and circle the name of the person whose number you furnish.

(2) Circle the minor's name and furnish the minor's Social Security number.

(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.

(4) Show the name of the owner. If the owner does not have an employer identification number, furnish the owner's social security number.

(5) List first and circle the name of the legal trust, estate, or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9
                                     PAGE 2

OBTAINING A NUMBER

If you do not have a taxpayer identification number or you do not know your number, obtain Form SS-5, Application for a Social Security Number Card (for resident individuals), Form SS-4, Application for Employer Identification Number (for businesses and all other entities), or Form W-7 for International Taxpayer Identification Number (for alien individuals required to file U.S. tax returns), at an office of the Social Security Administration or the Internal Revenue Service.

To complete Substitute Form W-9, if you do not have a taxpayer identification number, write "Applied For" in the space for the taxpayer identification number in Part 1, sign and date the Form, and give it to the requester. Generally, you will then have 60 days to obtain a taxpayer identification number and furnish it to the requester. If the requester does not receive your taxpayer identification number within 60 days, backup withholding, if applicable, will begin and will continue until you furnish your taxpayer identification number to the requester.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

Payees specifically exempted from backup withholding on ALL payments include the following:

    - A corporation

    - A financial institution.

    - An organization exempt from tax under section 501(a), or an individual retirement plan, or a custodial account under section 403(b)(7).

    - The United States or any agency or instrumentality thereof.

    - A state, the District of Columbia, a possession of the United States, or any political subdivision or instrumentality thereof.

    - A foreign government or a political subdivision, agency or instrumentality thereof. An international organization or any agency or instrumentality thereof.

    - A registered dealer in securities or commodities registered in the United States or a possession of the United States.

    - A real estate investment trust.

    - A common trust fund operated by a bank under section 584(a).

    - An exempt charitable remainder trust, or a non-exempt trust described in section 4947(a)(1).

    - An entity registered at all times during the tax year under the Investment Company Act of 1940.

    - A foreign central bank of issue.

    - Unless otherwise noted herein, all reference below to section numbers or to regulations are references to the Internal Revenue Code and the regulations promulgated thereunder.

    Payments of dividends and patronage dividends not generally subject to backup withholding include the following.

    - Payments to nonresident aliens subject to withholding under section 1441.

    - Payments to partnerships not engaged in a trade or business in the United States and which have at least one nonresident partner.

    - Payments of patronage dividends where the amount received is not paid in money.

    - Payments made by certain foreign organizations.

    - Payments made to a nominee

    Payments of interest not generally subject to backup withholding include the following.

    - Payments of interest on obligations issued by individuals. NOTE: You may be subject to backup withholding if (i) this interest is $600 or more, and
      (ii) the interest is paid in the course of the payer's trade or business and (iii) you have not provided your correct taxpayer identification number to the payer.

    - Payments of tax-exempt interest (including exempt-interest dividends under section 852).

    - Payments described in section 6049(b)(5) to non-resident aliens.

    - Payments on tax-free covenant bonds under section 1451.

    - Payments made by certain foreign organizations.

    - Payments made to a nominee.

EXEMPT PAYEES DESCRIBED ABOVE SHOULD FILE A SUBSTITUTE FORM W-9 TO AVOID POSSIBLE ERRONEOUS BACKUP WITHHOLDING. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER.

    Certain payments other than interest, dividends, and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041(a), 6045, and 6050A.

PRIVACY ACT NOTICES. Section 6109 requires most recipients of dividends, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 30% of taxable interest, dividends, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER.--If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) FAILURE TO REPORT CERTAIN DIVIDEND AND INTEREST PAYMENTS.--If you fail to include any portion of an includible payment for interest, dividends, or patronage dividends in gross income and such failure is due to negligence, a penalty of 20% is imposed on any portion of an underpayment attributable to the failure.

(3) CIVIL PENALTY FOR FALSE STATEMENTS WITH RESPECT TO WITHHOLDING.--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(4) CRIMINAL PENALTY FOR FALSIFYING INFORMATION.--IF YOU FALSIFY CERTIFICATIONS OR AFFIRMATIONS, YOU ARE SUBJECT TO CRIMINAL PENALTIES INCLUDING FINES AND/OR IMPRISONMENT.

FOR ADDITIONAL INFORMATIN CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.